CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 6, 1998, in the Registration Statement (Form SB-2 No. 333-33019) and related Prospectus of Royal Aloha Development Company for the registration of $9,200,000 of its 13% Eight Year Deferred Interest Subordinated Notes.

                                             Ernst & Young LLP

                                             /s/ Ernst & Young LLP

Honolulu, Hawaii
April 9, 1998